UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2025

FALCON’S BEYOND GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41833	92-0261853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Park Center Drive

Orlando, FL 32835

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (407) 909-9350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FBYD	The Nasdaq Stock Market LLC
Warrants exchangeable for 0.25 shares of Class A common stock, on October 6, 2028	FBYDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 26, 2025, Falcon’s Beyond Global, Inc. (the “Company”), Falcon’s Beyond Global, LLC, Falcon’s Beyond Destinations, LLC, Katmandu Group, LLC and Fun Stuff, S.L. (collectively, the “Falcon Parties”) entered into a settlement agreement and release (the “Settlement Agreement”) with FAST Sponsor II, LLC (“FAST”) with respect to the ongoing action, FAST Sponsor II LLC v. Falcon’s Beyond Global, LLC, Index No. 654438/2025, filed by FAST on July 25, 2025 in the Supreme Court of the State of New York, New York County, in which FAST alleges that the Company owes FAST payment for principal, interest, and penalties of $9.1 million for two separate term loans (the “Action”).

The Settlement Agreement settles all claims on any legal or equitable theory arising out of, connected with, relating to, depending on or derivative of the subject matter of the Action, in consideration of (i) an up front settlement payment of $2,500,000, to be paid by the Falcon Parties to FAST within two business days of the execution of the Settlement Agreement (the “Up Front Settlement Payment”), (ii) a deferred settlement payment of $7,000,000, to be paid by the Falcon Parties to FAST on or before January 31, 2027 (the “Deferred Settlement Payment”, and together with the Up Front Settlement Payment, the “Settlement Payments”), with ratable decreases for early payment provided that the Deferred Settlement Payment will never be less than $6,000,000, and if the Deferred Settlement Payment is not paid on or before January 31, 2027, it will accrue interest at a rate of 10.75% per annum until paid, and (iii) upon receipt by FAST of payment in full of the Settlement Payments, the forfeiture and assignment to the Company of all securities held by FAST as of the date of the Settlement Agreement, which includes 135,000 shares of the Company’s Class A common stock and 600,000 shares of the Company’s Class A common stock held in escrow (the “FAST Securities”), and FAST agreed to subject the FAST Securities to transfer restrictions until such forfeiture or an earlier Event of Default (as defined below). The Up Front Settlement Payment was paid on December 1, 2025.

Pursuant to the Settlement Agreement, the Falcon Parties agreed to place certain distributions made by Producciones de Parques, S.L. and Fun Stuff, S.L. to the Falcon Parties in respect of (x) a tax refund from the Spanish Tax Administration Agency in respect of the previously-announced sale of the equity interests in Tertian XXI, SL, which owned the real estate assets comprising a resort hotel in Tenerife, Spain, and/or (y) a sale, directly or indirectly, of the Company’s hotel resort ant theme park located in Mallorca, Spain, in each case up to the amount of all unpaid Settlement Payments, into escrow as an express trust for the benefit of FAST and to grant FAST a first priority security interest in such distributions, to pledge to FAST all of the Falcon Parties’ equity interests in Katmandu Group, LLC to secure such distributions, and other covenants relating to the payment of such distributions into such escrow account.

The Settlement Agreement requires the parties to file a joint stipulation of dismissal of the Action without prejudice upon the latest of the payment of the Up Front Settlement Payment and the execution of the security agreement and instructions with respect to the distributions described above. The Settlement Agreement also includes mutual releases of the parties and each of their parents, subsidiaries, predecessors, successors, assigns, assignees, divisions, departments, subdivisions, joint ventures, shareholders, members, present and former officers, directors, attorneys, agents, and employees, which will take effect on the 91st day after receipt in full of the Deferred Settlement Payment. In the event that the Deferred Settlement Payment is not paid in full on or before January 31, 2027 (an “Event of Default”), the Settlement Agreement provides that such releases will be void, FAST will no longer be required to forfeit the FAST Securities or subject them to transfer restrictions, and both FAST and the Falcon Parties will be entitled to re-assert their claims against each other.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Current Report, words such as “will”, “to be”, and similar expressions identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those expressed in or implied by the forward-looking statements, including the timing of the Settlement Payments, the forfeiture of the Company’s securities by FAST, the filing of the joint stipulation of dismissal of the Action, the timing of the parties’ mutual releases, the Company’s ability to recognize the intended benefits of the settlement, and the impact of the Settlement Agreement on the Company’s business, along with the other risks disclosed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this Current Report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2025	FALCON’S BEYOND GLOBAL, INC.

	By:	/s/ Bruce A. Brown
	Name:	Bruce A. Brown
	Title:	Chief Legal Officer and Corporate Secretary

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